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                                                                      EXHIBIT 11

                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share data.)

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                                                            2000                     1999                  1998
                                                    --------------------     -------------------    -----------------
Year ended December 31                               Diluted      Basic       Diluted     Basic       Diluted   Basic
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
Earnings:
Net income                                            $1,700.7    $1,700.7    $1,486.4    $1,486.4    $524.1   $524.1
Preferred dividends                                       (9.2)       (9.2)       (9.2)       (9.2)    (15.0)   (15.0)
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Earnings available to common
  shareholders                                        $1,691.5    $1,691.5    $1,477.2    $1,477.2    $509.1   $509.1
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Average shares:
  Common                                                 471.8       471.8       477.0       477.0     487.2    487.2
  Common equivalents                                       4.4           -         4.8           -       9.2        -
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Total                                                    476.2       471.8       481.8       477.0     496.4    487.2
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Earnings per common share                             $   3.55    $   3.59    $   3.07    $   3.10    $ 1.03   $ 1.04
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